As filed with the Securities and Exchange Commission on January 7, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Faro Technologies, Inc.

(Exact name of registrant as specified in its charter)

Florida		59-3157093
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

125 Technology Park Drive

Lake Mary, Florida 32746

(407) 333-9911

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory A. Fraser, Ph.D.

Executive Vice President, Secretary and Treasurer

FARO Technologies, Inc.

125 Technology Park

Lake Mary, Florida 32746

(407) 333-9911

Fax (407) 333-4181

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Martin A. Traber, Esq.

Steven W. Vazquez, Esq.

Carolyn T. Long, Esq.

Foley & Lardner

100 North Tampa St., Suite 2700

Tampa, Florida 33602

(813) 229-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Debt Securities
Common Stock, par value $0.001 per share(3)
Warrants(4)
Units consisting of two or more of the above Total	$125,000,000		$125,000,000	$14,712.50

(1)	There are being registered under this registration statement an indeterminate number of or aggregate principal amount of securities as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $125,000,000 or the equivalent thereof in one or more currencies. If any debt securities are issued at an original issue discount, then the securities registered shall include such additional debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this registration statement will equal $125,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement will cover such indeterminate number of shares of common stock of the registrant that may be issued in respect of stock splits, stock dividends and similar transactions. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security has been omitted pursuant to instruction II.D of Form S-3 and will be determined from time to time by the registrant in connection with the issuance of the securities registered under this registration statement.

(2)	The estimated registration fee for the common shares, preferred shares, debt securities and warrants has been calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

(3)	In addition to any shares of common stock that may be issued directly under this registration statement, there are being registered hereunder an indeterminate number of shares of common stock as may from time to time be issued (i) at indeterminate prices or (ii) upon conversion or exchange of debt securities, or upon the exercise of warrants, as the case may be. No separate consideration will be received for any shares of common stock so issued upon conversion or exchange of debt securities.

(4)	Warrants to purchase debt securities or common stock of the registrant may be sold separately or with debt securities or common stock of the registrant.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Dated January 10, 2005

PROSPECTUS

$125,000,000

FARO Technologies, Inc.

Debt Securities, Common Stock and Warrants

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the offering price of the securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

Our common stock is traded on the Nasdaq National Market under the symbol “FARO.”

Investing in these securities involves risks. See “ Risk Factors” beginning on page 3 of this prospectus and, if applicable, in the “Risk Factors” section of the applicable prospectus supplement.

The securities may be offered in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you through agents which we may select, or through underwriters and dealers which we may select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

You should rely only on the information contained in prospectus. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus or other date stated in this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

The information in this prospectus or any supplement may not contain all the information that may be important to you. You should read the entire prospectus or any supplement, as well as the documents incorporated by reference in the prospectus or any supplement, before making an investment decision.

FARO® and the FARO logo are registered trademarks of FARO Technologies, Inc. Other trademarks and service marks appearing in this prospectus are the property of their respective holders.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

When used in this prospectus and any prospectus supplement, the terms “FARO,” “we,” “our,” “us” and the “Company” refer to FARO Technologies, Inc. and it subsidiaries. The following summary contains basic information about us. It likely does not contain all the information that is important to you. We encourage you to read this entire prospectus and the documents we have referred you to.

ABOUT FARO

Our Business

The Company designs, develops, markets and supports portable, software-driven, 3-D measurement systems that are used in a broad range of manufacturing and industrial applications. The Company’s principal products are the Faro Arm and Faro Gage articulated measuring devices, the Faro Laser Tracker, and their companion CAM2 software, which provide for CAD-based inspection and/or factory-level statistical process control. Together, these products integrate the measurement and quality inspection function with CAD software to improve productivity, enhance product quality and decrease rework and scrap in the manufacturing process. The Company uses the acronym “CAM2” for this process, which stands for Computer-aided manufacturing measurement. The Company’s products bring precision measurement, quality inspection and specification conformance capabilities, integrated with leading CAD software, to the factory floor. The Company is a pioneer in the development, marketing and manufacturing of 3-D measurement technology in manufacturing and industrial applications and currently holds 33 issued or pending patents. The Company’s products have been purchased by approximately 3,500 customers worldwide, ranging from small machine shops to such large manufacturing and industrial companies as Audi, Bell Helicopter, Boeing, British Aerospace, Caterpillar, Daimler Chrysler, General Electric, General Motors, Honda, Johnson Controls, Komatsu Dresser, Lockheed Martin, Nissan, Siemens, Volkswagen among many others.

Our principal executive offices are located at 125 Technology Park, Lake Mary, Florida 32746, and our telephone number at this address is (407) 333-9911. Our website address is www.faro.com. Information contained in our website is not a part of this document.

RISK FACTORS

Before you invest in our securities, you should be aware that the occurrence of any of the events described in this Risk Factors section and elsewhere in this prospectus or in a supplement to this prospectus could have a material adverse effect on our business, financial condition and results of operations. You should carefully consider these risk factors and the specific risks set forth under the caption “Risk Factors” in any supplement to this prospectus, together with all of the other information included in this prospectus or in a supplement to this prospectus and in documents we incorporate by reference before you decide to purchase our securities. You can obtain the information incorporated by reference into this prospectus without charge by following the instructions in the “Where You Can Find More Information” section of this prospectus.

Our customers’ buying process for our products is highly decentralized, and therefore, it typically requires significant time and expense for us to further penetrate the potential market of a specific customer, which may delay our ability to generate additional revenue.

Our success will depend, in part, on our ability to further penetrate our customer base. Most of our customers have a decentralized buying process for measurement devices. Thus, we must spend significant time and resources to increase revenues from a specific customer. For example, we may provide products to only one of our customers’ manufacturing facilities or for a specific product line within a manufacturing facility. We cannot assure you that we will be able to maintain or increase the amount of sales to our existing customers.

Others may develop products that make our products obsolete or less competitive.

The computer-aided manufacturing measurement (“CAM2”) market is emerging and could be characterized by rapid technological change. Others may develop new or improved products, processes or technologies that may make our products obsolete or less competitive. We cannot assure you that we will be able to adapt to evolving markets and technologies or maintain our technological advantage.

Our success will depend, in part, on our ability to maintain our technological advantage by developing new products and enhancing our existing products. Developing new products and enhancing our existing products can be complex and time-consuming. Significant delays in new product releases or difficulties in developing new products could adversely affect our revenues and results of operations. Because our customers are concentrated in a few industries, a reduction in sales to any one of these industries could cause a significant decline in our revenues.

Approximately 75% of our sales are to manufacturers in the automotive, aerospace, and heavy equipment industries. We are dependent upon the continued growth, viability, and financial stability of our customers in these industries, which are highly cyclical and dependent upon the general health of the economy and consumer spending. The cyclical nature of these industries may exert significant influence on our revenues and results of operations. In addition, the volume of orders from our customers and the prices of our products may be adversely impacted by decreases in capital spending by a significant portion of our customers during recessionary periods. In addition, we generate significant accounts receivable in connection with providing products and services to our customers. If one or more of our significant customers were to become insolvent or otherwise were unable to pay for the products provided by us, our operating results and financial condition would be adversely affected.

Our inability to protect our patents and proprietary rights in the United States and foreign countries could adversely affect our revenues.

Our success depends in large part on our ability to obtain and maintain patent and other proprietary right protection for our processes and products in the United States and other countries. We also rely upon trade secrets, technical know-how, and continuing inventions to maintain our competitive position. We seek to protect our technology and trade secrets, in part, by confidentiality agreements with our employees and contractors. Our employees may breach these agreements or our trade secrets may otherwise become known or be independently discovered by inventors. If we are unable to obtain or maintain protection of our patents, trade secrets, and other proprietary rights, we may not be able to prevent third parties from using our proprietary rights.

Our patent protection involves complex legal and technical questions. Our patents may be challenged, narrowed, invalidated, or circumvented. We may be able to protect our proprietary rights from infringement by third parties only to the extent that our proprietary processes and products are covered by valid and enforceable patents or are effectively maintained as trade secrets. Furthermore, others may independently develop similar or alternative technologies or design around our patented technologies. Litigation or other proceedings to defend or enforce our intellectual property rights could require us to spend significant time and money and could otherwise adversely affect our business.

Claims from others that we infringe their intellectual property rights may adversely affect our operations.

From time to time we receive notices from others claiming we infringe their intellectual property rights. The number of these claims may grow. Responding to these claims may require us to enter into royalty and licensing agreements on unfavorable terms, require us to stop selling or to redesign affected products, or require us to pay damages. Any litigation or interference proceedings, regardless of their outcome, may be costly and may require significant time and attention of our management and technical personnel.

Our operating results may fluctuate due to a number of factors, many of which are beyond our control.

Our annual and quarterly operating results have varied significantly in the past and likely will vary significantly in the future as a result of:

•	the size and timing of customer orders;

•	the amount of time that it takes to fulfill orders and ship our products;

•	the length of our sales cycle to new customers and the time and expense incurred in further penetrating our existing customer base;

•	increases in operating expenses required for product development and new product marketing;

•	costs associated with new product introductions, such as assembly line start-up costs and low introductory period production volumes;

•	the timing and market acceptance of new products and product enhancements;

•	customer order deferrals in anticipation of new products and product enhancements;

•	our success in expanding our sales and marketing programs;

•	start-up costs associated with opening new sales offices outside of the United States;

•	fluctuations in revenue without proportionate adjustments in fixed costs;

•	the efficiencies achieved in managing inventories and fixed assets; and

•	adverse changes in the manufacturing industry and general economic conditions.

Any one or a combination of these factors could adversely affect our annual and quarterly operating results in the future.

The CAM2 market is an emerging market, and our growth depends on the ability of our products to attain broad market acceptance.

The CAM2 market is in an early stage of adoption. The market for traditional fixed-base coordinate measurement machines (“CMMs”), check fixtures, and other handheld measurement tools is mature. Part of our strategy is to continue to displace these traditional measurement devices. Displacing traditional measurement devices and achieving broad market acceptance of our products requires significant effort to convince manufacturers to reevaluate their historical measurement procedures and methodologies.

We market three closely interdependent products (FaroArms, Faro Laser Tracker, and Faro Gage) and related software for use in measurement and inspection applications. Substantially all our revenues currently are derived from sales of these products and software, and we plan to continue our business strategy of focusing on the portable software-driven, 3-D measurement and inspection market. Consequently, our financial performance will depend in large part on portable, computer-based measurement and inspection products achieving broad market acceptance. If our products cannot attain broad market acceptance, we will not grow as anticipated and may be required to make increased expenditures on research and development for new applications or new products.

We compete with manufacturers of portable measurement systems and traditional measurement devices, many of which have more resources than us and may develop products or technologies that will directly compete with us.

Our portable measurement systems compete in the broad market for measurement devices for manufacturing and industrial applications, which, in addition to portable articulated arms and laser tracker products, consists of fixed-base CMMs, check fixtures, and handheld measurement tools. The broad market for measurement devices is highly competitive. In the Faro Gage product line, manufacturers of handheld measurement tools and fixed-base CMMs include a significant number of well-established companies that are substantially larger and possess substantially greater financial, technical, and marketing resources than we possess. In the FaroArm product line, we compete with Hexagon Metrology, who is significantly larger than us. In the laser tracker product line, we compete primarily with Leica Geosystems, who is significantly larger than us and, we believe, currently the leader in this product line. We will be required to make continued investments in technology and product development to maintain our technological advantage over our competition. We cannot assure you that we will have sufficient resources to make additional investments in technology and product development or that our product development efforts will allow us to successfully compete as the industry evolves.

Our competitors may develop products or technologies that directly compete with us. For example, fixed-base CMMs are introducing computer-aided-design (“CAD”)-based inspection software in response to the trend toward CAD-based factory floor metrology. In addition, some fixed-base CMM manufacturers are miniaturizing and increasing the mobility of their conventional CMMs. These companies may continue to alter their products and devote resources to the development and marketing of additional products that compete with ours.

We derive a substantial part of our revenues from our international operations, which are subject to greater volatility and often require more management time and expense to achieve profitability than our domestic operations.

Since 2000, we have derived over 50% of our sales from international operations. In Europe we recently opened a manufacturing facility in Schaufhausen, Switzerland and have regional sales offices in Germany, France, Spain, Italy, and the United Kingdom. In Asia, we have sales offices in Japan and China, and we are in the process of opening our first direct sales offices in Korea and India . Should trade relations between the United States and China deteriorate, our ability to transfer products between China and other regions of the world, including the United States, Asia, and Europe could be significantly impaired and our results of operations would suffer. In our experience, entry into new international markets requires considerable management time as well as start-up expenses for market development, hiring, and establishing office facilities before any significant revenues are generated. As a result, initial operations in a new market may operate at low margins or may be unprofitable. Our international operations may be subject to a number of risks, including:

•	difficulties in staffing and managing foreign operations;

•	political and economic instability;

•	unexpected changes in regulatory requirements and laws;

•	longer customer payment cycles and difficulty collecting accounts receivable;

•	export duties, import controls, and trade barriers;

•	governmental restrictions on the transfer of funds to us from our operations outside the United States;

•	burdens of complying with a wide variety of foreign laws and labor practices;

•	fluctuations in currency exchange rates, which could affect local payroll utility and other expenses; and

•	inability to use net operating losses incurred by our foreign operations to reduce our U.S. income taxes.

Several of the countries where we operate have emerging or developing economies, which may be subject to greater currency volatility, negative growth, high inflation, limited availability of foreign exchange, and other risks. These factors may harm our results of operations and any measures that we may implement to reduce the effect of volatile currencies and other risks of our international operations may not be effective. In addition, during 1997 and 1998, several Asian countries, including Japan, experienced severe currency fluctuation and economic deflation. If such situations reoccur or occur in other regions where we operate, it may negatively impact out sales and our ability to collect payments from customers in these regions.

We rely to a large extent on the experience and management ability of our senior executive officers.

Our success will depend, in part, on the services of our founders, Simon Raab, our Chief Executive Officer, and Gregory Fraser, our Executive Vice President and Treasurer. The loss or interruption of the continued full-time services of these executives could have a material adverse effect on us. We do not have employment agreements with these executives.

We may not be able to identify, consummate, or achieve expected benefits from acquisitions.

We have completed two significant acquisitions since our initial public offering in 1997. We intend to pursue access to additional technologies, complementary product lines, and sales channels through selective acquisitions and strategic investments. We may not be able to identify and successfully negotiate suitable acquisitions, obtain financing for future acquisitions on satisfactory terms or otherwise complete acquisitions in the future. In the past, we have used our stock as consideration for acquisitions. Our common stock may not remain at a price at which it can be used as consideration for acquisitions without diluting our existing shareholders, and potential acquisition candidates may not view our stock attractively.

Realization of the benefits of acquisitions often requires integration of some or all of the acquired companies’ sales and marketing, distribution, manufacturing, engineering, finance, and administrative organizations. The integration of acquisitions demands substantial attention from senior management and the management of the acquired companies. Any acquisition may be subject to a variety of risks and uncertainties, including:

•	the inability to assimilate effectively the operations, products, technologies, and personnel of the acquired companies (some of which may be located in diverse geographic regions);

•	the inability to maintain uniform standards, controls, procedures, and policies;

•	the need or obligation to divest portions of the acquired companies; and

•	the potential impairment of relationships with customers.

We cannot assure you that we will be able to integrate successfully any acquisitions or that any acquired companies will operate profitably, or that we will realize the expected benefits from any acquisition.

We may face difficulties managing growth.

Our growth has placed significant demands on our management and operations and financial resources. If our business continues to grow rapidly in the future, we expect it to result in:

•	increased responsibility for existing and new management personnel, and

•	incremental strain on our operations, and financial and management systems.

Our success under such conditions will depend to a significant extent on the ability of our executive officers and other members of senior management to operate effectively both independently and as a group. If we are not able to manage future growth, our business, financial condition, and operating results may be harmed.

Our dependence on suppliers for materials could impair our ability to manufacture our products.

Outside vendors provide key components used by us in the manufacture of our products. Although we believe that alternative sources for these components are available, any supply interruption in a limited source component would harm our ability to manufacture our products until a new source of supply is identified. In addition, an uncorrected defect or supplier’s variation in a component, either known or unknown to us, or incompatible with our manufacturing processes, could harm our ability to manufacture our products. We may not be able to find a sufficient alternative supplier in a reasonable period, or on commercially reasonable terms, if at all. If we fail to obtain a supplier for the manufacture of components of our potential products, we may experience delays or interruptions in our operations, which would adversely affect our results of operations and financial condition.

We may experience volatility in our stock price.

The price of our common stock has been, and may continue to be, highly volatile in response to various factors, many of which are beyond our control, including:

•	developments in the industries in which we operate;

•	actual or anticipated variations in quarterly or annual operating results;

•	speculation in the press or investment community; and

•	announcements of technological innovations or new products by us or our competitors.

Our common stock’s market price may also be affected by our inability to meet analyst and investor expectations and failure to achieve projected financial results, including those set forth in this prospectus. Any failure to meet such expectations or projected financial results, even if minor, could cause the market price of our common stock to decline. Volatility in our stock price may result in your inability to sell your shares at or above the price at which you purchased them.

In addition, stock markets have generally experienced a high level of price and volume volatility, and the market prices of equity securities of many companies have experienced wide price fluctuations not necessarily related to the operating performance of such companies. These broad market fluctuations may adversely affect our common stock’s market price. In the past, securities class action lawsuits frequently have been instituted against such companies following periods of volatility in the market price of such companies’ securities. If any such litigation is instigated against us, it could result in substantial costs and a diversion of management’s attention and resources, which could have a material adverse effect on our business, results of operations, and financial condition.

We cannot assure you that an active trading market will develop for the securities offered other than our common stock or that such a market will not be volatile.

There is no established trading market for the securities offered other than our common stock, and we do not intend to apply for listing of the securities (other than our common stock) offered on any national securities exchange or for quotation of the securities offered on any automated dealer quotation system. We expect that any underwriters we select will make a market in the securities issued in connection with this prospectus, although they would be under no obligation to do so and may discontinue any market-making activities at any time without any notice. Accordingly, no assurance can be given as to the price of the securities offered, the liquidity of the trading market for the securities offered or that an active public trading market for the securities offered does not develop, the market price and liquidity of the securities offered may be adversely affected. If the securities offered are traded, they may trade at a discount from their offering price, depending upon prevailing interest rates, the market for similar securities, our performance and certain other factors. The liquidity of, and trading markets for, any debt securities offered may also be adversely affected by general declines in the market for non-investment grade debt. Such declines may adversely affect the liquidity of, and trading markets for, the securities offered, independent of our financial performance or prospects. Historically, the markets for non-investment grade debt securities have been subject to disruptions that have caused substantial price volatility. There can be no assurance that the market for any debt securities offered will not be subject to similar disruptions. Any such disruptions may have a material adverse effect on the value of such securities offered.

Our executive officers and directors control a significant percentage of our common stock and these shareholders may take actions that are adverse to your interests.

As of October 2, 2004, our executive officers and directors and entities affiliated with them, in the aggregate, beneficially owned approximately 19.27% of our common stock, 19.24% of which is beneficially owned by our two co-founders, Simon Raab and Gregory Fraser. As a result, these shareholders, acting together, can significantly influence all matters requiring shareholder approval, including the election and removal of directors and approval of significant corporate transactions such as mergers, consolidations, and sales of assets. They also could dictate the management of our business and affairs. This concentration of ownership could have the effect of delaying, deferring, or preventing a change in control or impeding a merger or consolidation, takeover, or other business combination, which could cause the market price of our common stock to fall or prevent you from receiving a premium in such a transaction.

Anti-takeover provisions in our articles of incorporation and bylaws and provisions of Florida law could delay or prevent a change of control that you may favor.

Our articles of incorporation, our bylaws, and Florida law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to you. These provisions could discourage potential takeover attempts and could adversely affect the market price of our shares. Because of these provisions, you might not be able to receive a premium on your investment. These provisions include:

•	a limitation on shareholders’ ability to call a special meeting of our shareholders;

•	advance notice requirements to nominate directors for election to our board of directors or to propose matters that can be acted on by shareholders at shareholder meetings; and

•	the authority of the board of directors to issue, without shareholder approval, preferred stock with such terms as the board of directors may determine.

The provisions described above could delay or make more difficult transactions involving a change in control of us, or our management.

The debt securities will be effectively junior to all of our secured obligations.

The debt securities will be our unsecured obligations. The debt securities will be effectively junior in right of payment to all secured indebtedness. Upon any distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding, the holders of secured indebtedness will be entitled to receive payment in full from the proceeds of the collateral securing such secured indebtedness before the holders of the debt securities will be entitled to receive any payment with respect thereto. As a result, the holders of the debt securities may recover proportionally less than holders of our secured indebtedness. As of October 2, 2004, we had approximately $127,834 of unsecured indebtedness outstanding, no secured indebtedness, and the capacity to borrow approximately $5.0 million of additional unsecured indebtedness under our credit facility.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used by us for one or more of the following:

•	repayment or refinancing of debt;

•	acquisition of additional businesses or technologies; and

•	working capital and general corporate purposes.

We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	For the nine months ended October 2, 2004	For the year ended December 31,
		2003	2002		2001		2000	1999
Ratio of earnings to fixed charges	29.2	19.7	(a	)	(a	)	2.0	(a	)

(a)	Our earnings were insufficient to cover our fixed charges for the years ended December 31, 2002, 2001 and 1999 by $1,804,831, $2,506,226 and $8,516,286, respectively.

For purposes of computing the ratio of earnings to fixed charges, earnings consist of the sum of pretax income from continuing operations, and the portion of rent expense deemed to represent interest. Fixed charges consist of the sum of interest expense, and the portion of rent expense deemed to represent interest. Our fixed charges do not include any dividend requirements with respect to preferred stock because, as of the date of this prospectus and for the five preceding fiscal years, we have had no preferred stock outstanding.

THE SECURITIES

From time to time, we may offer under this prospectus, separately or together:

•	unsecured senior or subordinated debt securities;

•	shares of common stock;

•	warrants to purchase shares of common stock; and

•	warrants to purchase debt securities.

The aggregate initial offering price of the offered securities will not exceed $125,000,000.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth general terms and provisions of the debt securities to which any prospectus supplement may relate. We will describe the particular terms and provisions of the series of debt securities offered by a prospectus supplement, and the extent to which such general terms and provisions described below may apply thereto, in the prospectus supplement relating to such series of debt securities.

The senior debt securities are to be issued in one or more series under an indenture, as supplemented or amended from time to time between us and an institution that we will name in the related prospectus supplement, as trustee. For ease of reference, we will refer to the indenture relating to senior debt securities as the senior indenture and we will refer to the trustee under that indenture as the senior trustee. The subordinated debt securities are to be issued in one or more series under an indenture, as supplemented or amended from time to time, between us and an institution that we will name in the related prospectus supplement, as trustee. For ease of reference, we will refer to the indenture relating to subordinate debt securities as the subordinate indenture and we will refer to the trustee under that indenture as the subordinate trustee. This summary of certain terms and provisions of the debt securities and the indentures is not necessarily complete, and we refer you to the copy of the form of the indentures that are or will be filed as an exhibit to the registration statement of which this prospectus forms a part, and to the Trust Indenture Act of 1939, as amended. Whenever we refer to particular defined terms of the indentures in this section or in a prospectus supplement, we are incorporating these definitions into this prospectus or the prospectus supplement.

General

The debt securities will be issuable in one or more series pursuant to the applicable indenture, a supplemental indenture relating to such series of debt securities, or a resolution of our board of directors or a committee of the board. Unless otherwise specified in a prospectus supplement, each series of senior debt securities will rank equally in right of payment with all our other senior obligations. Each series of subordinated debt securities will be subordinated and junior in right of payment to the extent and in the manner set forth in the subordinated indenture and any supplemental indenture relating to that debt. In addition, such subordinated debt securities may rank equal or senior in right of payment to other subordinated indebtedness that may have been issued or will be issued in the future. Except as otherwise provided in a prospectus supplement, the indentures will not limit our incurrence or issuance of other secured or unsecured debt, whether under the indentures, any other indenture that we may enter into in the future or otherwise. For more information, you should read the prospectus supplement relating to a particular offering of securities.

The applicable prospectus supplement or prospectus supplements will describe the following terms of each series of debt securities:

•	the title of the debt securities and whether such series constitutes senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the percentage of principal amount at which the debt securities will be issued;

•	the date or dates on which the principal of the debt securities is payable or the method of that determination or the right, if any, of FARO to defer payment of principal;

•	the rate or rates, if any, at which the debt securities will bear interest (including reset rates, if any, and the method by which any such rate will be determined), the interest payment dates on which interest will be payable and the right, if any, of FARO to defer any interest payment;

•	the place or places where, subject to the terms of the indenture as described below under the caption “—Payment and Paying Agents,” the principal of and premium, if any, and interest, if any, on the debt securities will be payable and where, subject to the terms of the indenture as described below under the caption “—Denominations, Registration and Transfer,” we will maintain an office or agency where debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the debt securities and the indenture may be made;

•	any period or periods within, or date or dates on which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option pursuant to any sinking fund or otherwise;

•	the obligation, if any, of FARO to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which, the currency or currencies including currency unit or units, in which and the other terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which any debt securities will be issuable if other than denominations of $1,000 and any integral multiple thereof;

•	if other than in U.S. dollars, the currency or currencies, including currency unit or units, in which the principal of, and premium, if any, and interest, if any, on the debt securities will be payable, or in which the debt securities shall be denominated;

•	any additions, modifications or deletions in the events of default or covenants of FARO specified in the indenture with respect to the debt securities;

•	if other than the principal amount, the portion of the principal amount of debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	any additions or changes to the indenture with respect to a series of debt securities that will be necessary to permit or facilitate the issuance of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the manner in which such amounts will be determined;

•	subject to the terms of the indenture as described below under the caption “—Global Debt Securities,” whether the debt securities of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for the global securities;

•	the appointment of any trustee, registrar, paying agent or agents;

•	the terms and conditions of any obligation or right of FARO or a holder to convert or exchange debt securities into preferred securities or other securities;

•	whether the defeasance and covenant defeasance provisions described under the caption “—Satisfaction and Discharge; Defeasance” will be inapplicable or modified;

•	any applicable subordination provisions in addition to those set forth herein with respect to subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. We will describe material U.S. federal income tax consequences and special considerations applicable to those debt securities in the applicable prospectus supplement.

If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, we will set forth the restrictions, elections, material U.S. federal income tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency or currency units in the applicable prospectus supplement.

If any index is used to determine the amount of payments of principal, premium, if any, or interest on any series of debt securities, we will describe the material U.S. federal income tax, accounting and other considerations applicable thereto in the applicable prospectus supplement.

Denominations, registration and transfer

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. Debt securities of any series will be exchangeable for other debt securities of the same issue and series, of any authorized denominations of a like aggregate principal amount, the same original issue date, stated maturity and bearing the same interest rate.

Holders may present each series of debt securities for exchange as provided above, and for registration of transfer, with the form of transfer endorsed thereon, or with a satisfactory written instrument of transfer, duly executed, at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. We will appoint the trustee of each series of debt securities as securities registrar for such series under the indenture. If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar initially designated by us with respect to any series, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that we maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities. In the event of any redemption, neither we nor the trustee will be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice for redemption of debt securities of that series, and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	transfer or exchange any debt securities so selected for redemption, except, in the case of any debt securities being redeemed in part, any portion not being redeemed.

Global debt securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global debt securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented by it, a global debt security may not be transferred except as a whole by the depositary for the global debt security to a nominee of the depositary, or by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee to a successor depositary or any nominee of the successor.

The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global debt security and the deposit of the global debt security with or on behalf of the applicable depositary, the depositary for the global debt security, or its nominee, will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global debt security to the accounts of persons, more commonly known as participants, that have accounts with the depositary. These accounts will be designated by the dealers, underwriters or agents with respect to the debt securities or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global debt security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global debt security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons who hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global debt security.

So long as the depositary for a global debt security, or its nominee, is the registered owner of the global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global debt security will not be entitled to have any of the individual debt securities of the series represented by the global debt security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities of the series in definitive form, and will not be considered the owners or holders of them under the indenture.

Payments of principal of, and premium, if any, and interest on individual debt securities represented by a global debt security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global debt security representing the debt securities. None of FARO, the trustee, any paying agent, or the securities registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the global debt security for the debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global debt security representing any of the debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global debt security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global debt security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of these participants.

Unless otherwise specified in the applicable prospectus supplement, if the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of the series in exchange for the global debt security representing the series of debt securities. In addition, unless otherwise specified in the applicable prospectus supplement, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of the series represented by one or more global debt securities and, in such event, will issue individual debt securities of the series in exchange for such global debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global debt security representing debt securities of the series may, on terms acceptable to us, the trustee and the depositary for the global debt security, receive individual debt securities of the series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to the debt securities. In any such instance, an owner of a beneficial interest in a global debt security will be entitled to physical delivery of individual debt securities of the series represented by the global debt security equal in principal amount to its beneficial interest and to have the debt securities registered in its name. Individual debt securities of the series so issued will be issued in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof. The applicable prospectus supplement may specify other circumstances under which individual debt securities may be issued in exchange for the global debt security representing any debt securities.

Payment and paying agents

Unless otherwise indicated in the applicable prospectus supplement, payment of principal of, and premium, if any, and any interest on debt securities will be made at the office of the trustee in New York or at the office of such paying agent or paying agents as we may designate from time to time in the applicable prospectus supplement, except that at our option, payment of any interest may be made:

•	except in the case of global debt securities, by check mailed to the address of the person or entity entitled thereto as such address shall appear in the securities register; or

•	by transfer to an account maintained by the person or entity entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date.

Unless otherwise indicated in the applicable prospectus supplement, we will make payment of any interest on debt securities to the person or entity in whose name the debt security is registered at the close of business on the regular record date for the interest payment, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however, we will at all times be required to maintain a paying agent in each place of payment for each series of debt securities.

Any monies deposited with the trustee or any paying agent, or held by us in trust, for the payment of the principal of, and premium, if any, or interest on any debt security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable will, at our request, be repaid to us or released from such trust, as applicable, and the holder of the debt security will thereafter look, as a general unsecured creditor, only to us for payment.

Option to defer interest payments or to pay-in-kind

If provided in the applicable prospectus supplement, we will have the right, at any time and from time to time during the term of any series of debt securities, to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that an extension period may not extend beyond the stated maturity of the final installment of principal of the series of debt securities. If provided in the applicable prospectus supplement, we will have the right, at any time and from time to time during the term of any series of debt securities, to make payments of interest by delivering additional debt securities of the same series. Certain material U.S. federal income tax consequences and special considerations applicable to the debt securities will be described in the applicable prospectus supplement.

Subordination

Except as set forth in the applicable prospectus supplement, the subordinated indenture will provide that the subordinated debt securities will be subordinated and junior in right of payment to all senior indebtedness of FARO. The term “senior indebtedness” will be defined in the applicable prospectus supplement. If:

•	We default in the payment of any principal, or premium, if any, or interest on any senior indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•	an event of default occurs with respect to any senior indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default, requesting that payments on subordinated debt securities cease, is given to us by the holders of senior indebtedness, then unless and until the default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, will be made or agreed to be made on account of the subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities.

Except as set forth in the applicable prospectus supplement, the subordinated indenture will provide that in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

•	any proceeding for the liquidation, dissolution or other winding-up of FARO, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by us for the benefit of creditors; or

•	any other marshaling of our assets;

all present and future senior indebtedness, including, without limitation, interest accruing after the commencement of the proceeding, assignment or marshaling of assets, will first be paid in full before any payment or distribution, whether in cash, securities or other property, will be made by us on account of subordinated debt securities. In that event, any payment or distribution, whether in cash, securities or other property, other than securities of FARO or any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the indenture, to the payment of all senior indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustments and other than payments made from any trust described below under the caption “Satisfaction and Discharge; Defeasance,” which would otherwise, but for the subordination provisions, be payable or deliverable in respect of subordinated debt securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of FARO being subordinated to the payment of subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or to their representative or trustee, in accordance with the priorities then existing among such holders, until all senior indebtedness shall have been paid in full. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce subordination of the indebtedness evidenced by subordinated debt securities by any act or failure to act on our part.

Modification of indentures

From time to time, we and the trustees may modify the indentures without the consent of any holders of any series of debt securities with respect to some matters, including:

•	to cure any ambiguity, defect or inconsistency or to correct or supplement any provision that may be inconsistent with any other provision of the indenture;

•	to qualify, or maintain the qualification of, the indentures under the Trust Indenture Act of 1939, as amended; and

•	to make any change that does not materially adversely affect the interests of any holder of such series of debt securities.

In addition, under the indentures, we and the trustees may modify some of our rights, covenants and obligations and the rights of holders of any series of debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the series of outstanding debt securities; but no extension of the maturity of any series of debt securities, reduction in the interest rate or extension of the time for payment of interest, change in the optional redemption or repurchase provisions in a manner adverse to any holder of the series of debt securities, other modification in the terms of payment of the principal of, or interest on, the series of debt securities, or reduction of the percentage required for modification, will be effective against any holder of the series of outstanding debt securities without the holder’s consent.

In addition, we and the trustees may execute, without the consent of any holder of the debt securities, any supplemental indenture for the purpose of creating any new series of debt securities.

Events of default

The indentures will provide that any one or more of the following described events with respect to a series of debt securities that has occurred and is continuing constitutes an “event of default” with respect to that series of debt securities:

•	failure for 60 days to pay any interest or any sinking fund payment on the series of debt securities when due (subject to the deferral of any due date in the case of an extension period);

•	failure to pay any principal or premium, if any, on the series of the debt securities when due, whether at maturity, upon redemption, by declaration or otherwise;

•	failure to observe or perform in any material respect certain other covenants contained in the indenture for 90 days after written notice has been given to us from the trustee or the holders of at least 25% in principal amount of the series of outstanding debt securities;

•	default resulting in acceleration of other indebtedness of FARO for borrowed money, where the aggregate principal amount so accelerated exceeds $50 million and the acceleration is not rescinded or annulled within 60 days after the written notice thereof to us by the trustee or to us and the trustee by the holders of 25% in aggregate principal amount of the debt securities of the series then outstanding, provided that the event of default will be remedied, cured or waived if the default that resulted in the acceleration of such other indebtedness is remedied, cured or waived; or

•	certain events in bankruptcy, insolvency or reorganization of FARO.

The holders of not less than a majority in outstanding principal amount of the series of debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee of the series. The trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series may declare the principal due and payable immediately upon an event of default. The holders of a majority in aggregate outstanding principal amount of the series may annul the declaration and waive the default if the default (other than the non-payment of the principal of the series that has become due solely by the acceleration) has been cured and a sum sufficient to pay all matured installments or interest and principal due otherwise than by acceleration has been deposited with the trustee of the series.

The holders of a majority in outstanding principal amount of a series of debt securities affected thereby may, on behalf of all the holders of the series of debt securities, waive any past default, except a default in the payment of principal or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee of the series, or a default in respect of a covenant or provision that under the related indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of the series. We are required to file annually with the trustees a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the indentures.

In case an event of default shall occur and be continuing as to a series of debt securities, the trustee of the series will have the right to declare the principal of and the interest on the debt securities, and any other amounts payable under the indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the debt securities.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless the holder shall have previously given to the trustee written notice of a continuing event of default, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series shall have made written request and offered reasonable indemnity to the trustee of the series to institute the proceeding as a trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the class a direction inconsistent with the request and shall have failed to institute the proceeding within 60 days. However, these limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal or interest on the debt security on or after the respective due dates expressed in the debt security.

Consolidation, merger, sale of assets and other transactions

Unless otherwise indicated in the applicable prospectus supplement, the indentures will provide that we will not consolidate with or merge into any other person or entity or sell, assign, convey, transfer or lease its properties and assets substantially as an entirety to any person or entity unless:

•	either we are the continuing corporation, or any successor or purchaser is a corporation, partnership, or trust or other entity organized under the laws of the United States of America, any state thereof or the District of Columbia, and the successor or purchaser expressly assumes our obligations on the debt securities under a supplemental indenture; and

•	immediately before and after giving effect thereto, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing.

Unless otherwise indicated in the applicable prospectus supplement, the general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.

Satisfaction and discharge; defeasance

The indentures will provide that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their stated maturity within one year, and we deposit or cause to be deposited with the trustee, as trust funds in trust for the purpose, an amount in the currency or currencies in which the debt securities are payable sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be;

then the indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the indenture.

The indentures will provide that we may elect either:

•	to terminate, and be deemed to have satisfied, all our obligations with respect to any series of debt securities, except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, and to compensate and indemnify the trustee (“defeasance”); or

•	to be released from our obligations with respect to certain covenants (“covenant defeasance”) upon the deposit with the trustee, in trust for such purpose, of money and/or U.S. Government Obligations, as defined in the indenture, which through the payment of principal and interest in accordance with the term used will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of, interest on, and any other amounts payable in respect of the outstanding debt securities of the series.

Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the indenture) with regard to certain matters, including an opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and discharge, and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if the deposit and defeasance or covenant defeasance, as the case may be, had not occurred.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, debt securities will not be subject to any sinking fund requirements.

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem the debt securities of any series in whole at any time or in part from time to time, at the redemption price set forth in the applicable prospectus supplement plus accrued and unpaid interest to the date fixed for redemption, and debt securities in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. If the debt securities of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify the date or describe the conditions.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at the holder’s registered address. Unless we default in the payment of the redemption price on and after the redemption date, interest shall cease to accrue on the debt securities or portions thereof called for redemption.

Conversion or exchange

If and to the extent indicated in the applicable prospectus supplement, the debt securities of any series may be convertible or exchangeable into other securities. The specific terms on which debt securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Certain covenants

The indentures will contain certain covenants regarding, among other matters, corporate existence, payment of taxes and reports to holders of debt securities. If and to the extent indicated in the applicable prospectus supplement, these covenants may be removed or additional covenants added with respect to any series of debt securities.

Governing law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information concerning the trustees

Each trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended. Subject to these provisions, each trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of the debt securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. Each trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF CAPITAL STOCK

We are a Florida corporation. Your rights as a shareholder are governed by the Florida Business Corporation Act, our Articles of Incorporation, as amended, and our bylaws, as amended. The following description of our common stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of this kind of securities but is not complete. For the complete terms of our common stock, please refer to our Articles of Incorporation, as amended and bylaws, as amended that are incorporated by reference into the registration statement that includes this prospectus.

Common stock

We are authorized to issue 50,000,000 shares of common stock, $.001 par value per share. Each holder of our common stock is entitled to one vote for each share held. Shareholders do not have the right to cumulate their votes in elections of directors. Accordingly, directors are elected by a plurality of the votes cast by the shares entitled to vote.

Our common stock is listed on the Nasdaq National Market under the symbol “FARO.” Holders of our common stock will be entitled to dividends on a pro rata basis upon declaration of dividends by our board of directors. Dividends will be payable only out of funds legally available for the payment of dividends. Dividends that may be declared on our common stock will be paid in an equal amount to the holder of each share. Currently, we are not paying dividends. No pre-emptive rights are conferred upon the holders of such stock and there are no liquidation or conversion rights. There are no redemption or sinking fund provisions and there is no liability to further calls or to assessments by us. Any determination to declare or pay dividends in the future will be at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual or legal restrictions and other factors deemed relevant by our board of directors. Upon our liquidation, holders of our common stock will be entitled to a pro rata distribution of our assets, after payment of all amounts owed to our creditors. The transfer agent for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities or common stock. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between FARO and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of FARO in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which warrants will be issued;

•	the designation, terms and number of securities purchasable upon exercise of warrants;

•	the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security;

•	the date, if any, on and after which warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of warrants which may be exercised at any one time;

•	a discussion of any federal income tax considerations;

•	information with respect to book-entry procedures, if any; and .

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

We may offer and sell the securities to or through underwriting syndicates represented by managing underwriters, to or through underwriters without a syndicate or through dealers or agents. The prospectus supplement with respect to the offered securities will set forth the terms of the offering, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts, agency fees and other items constituting underwriters’ or agents’ compensation; and

•	the initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

If any underwriters are involved in the offer and sale, the securities will be acquired by the underwriters and may be resold by them, either at a fixed public offering price established at the time of offering or from time to time in one or more negotiated transactions or otherwise, at prices related to prevailing market prices determined at the time of sale. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the securities described in the prospectus supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may offer and sell the securities directly or through an agent or agents designated by us from time to time. An agent may sell securities it has purchased from us as principal to other dealers for resale to investors and other purchasers, and may reallow all or any portion of the discount received in connection with the purchase from us to the dealers. After the initial offering of the securities, the offering price (in the case of securities to be resold at a fixed offering price), the concession and the discount may be changed. Any agent participating in the distribution of the securities may be deemed to be an “underwriter,” as that term is defined in the Securities Act of 1933, as amended, of the securities so offered and sold.

If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include over-allotment transactions, purchases to cover “short” positions created by the underwriter in connection with the offering, and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering, i.e., if it sells more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.

Neither we nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against some liabilities, including liabilities under the Securities Act of 1933, as amended.

The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement if appropriate.

Unless otherwise indicated in the prospectus supplement, each series of offered securities will be a new issue of securities for which there currently is no market, other than the common stock, which is quoted on the Nasdaq National Market. Any underwriters to whom securities are sold for public offering and sale may make a market in such series of securities as permitted by applicable laws and regulations, but such underwriters will not be obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the securities

Underwriters, agents and dealers may engage in transactions with or perform services, including various investment banking and other services, for us and/or any of our affiliates in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered hereby will be passed upon for FARO by Foley & Lardner LLP, Tampa, Florida, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement. Attorneys with Foley & Lardner LLP representing FARO with respect to this offering beneficially owned approximately 2,000 shares of common stock of FARO as of the date of this prospectus.

EXPERTS

The consolidated financial statements of FARO Technologies, Inc. appearing in FARO Technologies, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any materials we file with the Commission at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on its public reference rooms. The Commission also maintains an Internet Website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

We have filed a registration statement on Form S-3 to register with the Commission the securities described herein. This prospectus is a part of that registration statement and constitutes a prospectus of FARO. As allowed by Commission rules, this prospectus does not contain all the information that can be found in the registration statement or the exhibits to the registration statement.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this initial registration statement and before the effectiveness of this registration statement, and any filings made from the date of this prospectus until we sell all of the securities under this prospectus as supplemented. We incorporate by reference the following documents (except to the extent superseded by information in this registration statement or any documents subsequently filed with the Commission):

•	Annual Report on Form 10-K for the year ended December 31, 2003 (including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement).

•	Quarterly Report on Form 10-Q for the quarter ended October 2, 2004, filed with the Commission on November 10, 2004.

•	Quarterly Report on Form 10-Q for the quarter ended July 3, 2004, filed with the Commission on August 12, 2004

•	Quarterly Report on Form 10-Q for the quarter ended April 3, 2004, filed with the Commission on May 14, 2004.

•	Current Report on Form 8-K, filed with the Commission on April 16, 2004.

•	Current Report on Form 8-K filed with the Commission on April 28, 2004.

•	Current Report on Form 8-K filed with the Commission on May 7, 2004.

•	Current Report on Form 8-K filed with the Commission on July 15, 2004.

•	Current Report on Form 8-K filed with the Commission on August 4, 2004.

•	Current Report on Form 8-K filed with the Commission on October 15, 2004.

•	Current Report on Form 8-K filed with the Commission on October 29, 2004.

•	Current Report on Form 8-K filed with the Commission on November 5, 2004.

•	Current Report on Form 8-K filed with the Commission on November 18, 2004.

•	The description of our common stock contained in our Registration Statement on Form 8-A12G, filed with the Commission on September 15, 1997, and any amendments or reports filed for the purpose of updating such description.

On request we will provide at no cost to each person, including any beneficial owner who receives a copy of this prospectus, a copy of any or all of the documents incorporated in this prospectus by reference. We will not provide exhibits to any such documents, however, unless such exhibits are specifically incorporated by reference into those documents. Written or telephone requests for such copies should be addressed to FARO’s executive offices located at 125 Technology Park, Lake Mary, Florida 32746, Attention: Gregory A. Fraser, telephone number (407) 333-9911.

$125,000,000

DEBT SECURITIES, COMMON STOCK AND WARRANTS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any authorized information or representations. This prospectus is an offer to sell only the securities it describes, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                    , 2005

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the offerings described in this registration statement. In addition to the costs and expenses set forth below, we will pay any selling commissions and brokerage fees and any applicable taxes and fees and disbursements with respect to securities registered by this prospectus which we may sell, but these fees cannot be predicted with any certainty at this time due to the uncertainty as to the number of such securities. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

SEC registration fee		$14,712.50
Legal fees and expenses		*
Accounting fees and expenses		*
Nasdaq fees		*
Indenture trustees’ fees and expenses		*
Printing fees		*
Rating agency fees		*
Miscellaneous expenses		*

Total	$	*

*	To be filed with a current report on Form 8-K or an amendment to the registration statement.

Item 15.	Indemnification of Directors and Officers

The Company is a Florida corporation. Reference is made to Section 607.0850 of the Florida Business Corporation Act (the “Florida Act”), which permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

The Company’s Articles of Incorporation and bylaws provide that the Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Florida Act. In addition, the Company may enter into Indemnification Agreements with its directors and executive officers in which the Registrant has agreed to indemnify such persons to the fullest extent now or hereafter permitted by the Florida Act. The indemnification provided by the Florida Act and the Company’s Bylaws is not exclusive of any other rights to which a director or officer may be entitled.

The Company has purchased insurance with respect to, among other things, liabilities that may arise under the statutory provisions referred to above.

The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

Item 16.	Exhibits

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement*

3.1(1)	Registrant’s Certificate of Incorporation

3.2(2)	Registrant’s Bylaws

4.1(3)	Specimen Certificate for Registrant’s Common Stock

4.2	Form of Senior Indenture (including form of Senior Note)*

4.3	Form of Subordinated Indenture (including form of Subordinated Note)*

4.4	Form of Senior Debt Security*

4.5	Form of Subordinated Debt Security*

4.6	Form of Convertible Debt Security*

4.7	Form of Warrant Agreement (together with form of Warrant Certificate)*

5.1	Opinion of Foley & Lardner, LLP*

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Foley & Lardner, LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm

24.1	Powers of Attorney (included on signature page herein).

25.1	Form T-l Statement of Eligibility of Trustee for Senior Indenture under Trust Indenture Act of 1939*

25.2	Form T-l Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939*

*	To be filed by amendment by a report on Form 8-K pursuant to Item 601 of Regulation S-K or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 No. 333-32983.

(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 No. 333-32983.

(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 No. 333-32983.

Item 17.	Undertakings

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by us pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of our employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described in Item 15 or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

We hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

We hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, FARO Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida, as of January 6, 2005.

FARO TECHNOLOGIES, INC.

/s/ Simon Raab
Name: Simon Raab
Title: Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Simon Raab and Gregory Fraser, and each of them individually (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney-in-fact may deem necessary or advisable under the Securities Act of 1933, and any rules regulations and requirements of the Securities Exchange Commission in connection with the registration of these securities of the registrant, including to sign this registration statement and any and all amendments (including post-effective amendments) and additions to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, as of January 6, 2005.

Signature	Title

/s/ Simon Raab Simon Raab	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gregory A. Fraser Gregory A. Fraser	Executive Vice President, Secretary, Treasurer, and Director (Principal Financial and Accounting Officer)

/s/ Hubert d’Amours Hubert d’Amours	Director

Signature	Title

/s/ Stephen R. Cole Stephen R. Cole	Director

/s/ Andre Julien Andre Julien	Director

/s/ Norman H. Schipper Norman H. Schipper	Director

John E. Caldwell	Director

INDEX TO THE EXHIBITS

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement*

3.1(1)	Registrant’s Certificate of Incorporation

3.2(2)	Registrant’s Bylaws

4.1(3)	Specimen Certificate for Registrant’s Common Stock

4.2	Form of Senior Indenture (including form of Senior Note)*

4.3	Form of Subordinated Indenture (including form of Subordinated Note)*

4.4	Form of Senior Debt Security*

4.5	Form of Subordinated Debt Security*

4.6	Form of Convertible Debt Security*

4.7	Form of Warrant Agreement (together with form of Warrant Certificate)*

5.1	Opinion of Foley & Lardner, LLP*

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Foley & Lardner, LLP (included in Exhibit 5.1)*

23.2	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm

24.1	Powers of Attorney (included on signature page herein).

25.1	Form T-l Statement of Eligibility of Trustee for Senior Indenture under Trust Indenture Act of 1939*

25.2	Form T-l Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939*

*	To be filed by amendment by a report on Form 8-K pursuant to Item 601 of Regulation S-K or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 No. 333-32983.

(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 No. 333-32983.

(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 No. 333-32983.